PLEDGE AGREEMENT

                    THIS PLEDGE AGREEMENT made this 10th day of December, 2004, K-Tronik International Corp. with offices at 290 Vincent Avenue, 3rd Floor, Hackensack, New Jersey, USA, (the "Pledgor"), to FINE TECH CO., LTD. with offices at 284-18 Eunhaeng-Dong, Shiheung-Si, Kyunggi-Do, South Korea (the "Secured Party");

W I T N E S S E T H :

RECITALS

                    The Pledgor as the parent of K-Tronik N.A. Inc. owns 100 percent interest in the shares of in K-Tronik N.A. Inc., (“the Borrower”). Borrower has an outstanding accounts payable to Secured Party for components and products manufactured for K-Tronik electronic ballasts. Secured Party is demanding immediate payment of the said account payable unless this Agreement is executed and delivered to it by the Pledgor.

                    NOW, THEREFORE, in order to induce Secured Party to continue its manufacture and supply of the products to Borrower, Pledgor agrees with Secured Party as follows:

                    SECTION 1. DEFINITIONS

                    Whenever used herein, the following terms shall have the following references and meanings unless the context otherwise requires:

                    1.01 "Borrower" shall refer to K-Tronik N.A. Inc.

                    1.02 "Corporation" shall mean K-Tronik N.A. Inc., a corporation formed under the laws of the State of Nevada.

                    1.03 "Liabilities" shall mean each and all of the Borrower's present and future liabilities to Secured Party, including, but not limited, to those which have accrued as account payable of the Corporation.

                    1.04 "Person" shall mean and include a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or government agency, an estate or a trust.

                    1.05 "Stock" shall mean the one hundred (100) common shares of the stock of the Corporation owned by the Pledgor and evidenced by certificates identified on schedule A annexed hereto and any other securities or property (including cash) paid or distributed in respect of said stock by way of stock-split, spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, and all other or additional stock or other securities or property (including cash) which may be paid or distributed in respect of the any of the foregoing by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

                    SECTION 2. REPRESENTATIONS AND WARRANTIES

                    The Pledgor represents and warrants to Secured Party that:

                    (a) The execution, delivery and performance of this Agreement by the Pledgor will not result in a violation of the charter or bylaws of the Corporation or of any mortgage, deed of trust, indenture, material contract, instrument, agreement, judgment, decree, order, statute, law, rule or regulation to which the Pledgor, the Borrower or the Corporation is subject, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time or both) a default under any such mortgage, deed of trust, indenture, material contract, instrument or agreement, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the respective properties or assets of the Borrower, the Corporation or Pledgor, except as contemplated by the provisions of this Agreement;

                    (b) This Agreement constitutes the legal, valid and binding obligation of the Pledgor, in accordance with the terms hereof, and the Pledgor has good and lawful right and authority to execute the pledge provided for herein and to pledge the Stock;

                    (c) As to each share of the Stock at any time pledged or required to be pledged hereunder;

                                        (i) the Pledgor is the sole legal, record and beneficial owner thereof, and the Pledgor has good and marketable title thereto,

                                        (ii) the Stock is validly issued, fully paid and non-assessable and the holder or holders thereof are not and will not be subject to any personal liability as such holder,

                                        (iii) on the date hereof the Stock consists of one hundred percent (100%) of the issued shares of stock of the Corporation,

                                        (iv) the Stock constitutes one hundred percent (100%) of the Stock of the Corporation owned by the Pledgor on the date hereof,

                                        (v) the Stock is and will remain free and clear of all security interests, pledges, liens or other encumbrances, and restrictions on the transfer and assignment thereof, except pursuant to this Agreement,

                                        (vi) any consent, approval or authorization of or designation or filing with any governmental authority on the part of the Pledgor which is required in connection with the Pledge and security interest granted under this Agreement has been obtained or effected, and

                                        (vii) there are no outstanding options, warrants or other requirements with respect to the Stock.

                    SECTION 3. PLEDGE OF STOCK, ETC.

                    As security and collateral for the payments already due and payable and of all and any of the Liabilities, and for the due performance and compliance by the Borrower with all of the terms and provisions of the manufacturing agreement relating to the Liabilities of Borrower to Secured Party, and for the due performance and compliance with by the Pledgor of all of the terms and provisions of this Agreement, the Pledgor hereby delivers, sets over, transfers, pledges, grants a security interest in and assigns to Secured Party all of its right, title and interest in and to the Stock now or hereafter owned by the Pledgor and any other securities or property (including cash) paid or distributed in respect of said Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, and all other or additional stock or other securities or property (including cash) which may be paid or distributed in respect of the any of the foregoing by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization, all dividends, distributions and other proceeds thereof (certificates evidencing the present shares owned by Pledgor, accompanied by stock powers duly executed in blank by the Pledgor, having been delivered to Secured Party or it’s agent), and any proceeds thereof, to be held by Secured Party upon the terms and conditions set forth in this Agreement. All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock", and the Pledged Stock, together with all other securities and moneys received and at the time held by Secured Party hereunder and all dividends, distributions and proceeds thereof, is hereinafter called the "Collateral".

                    SECTION 4. VOTING, ETC.

                    Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to vote his shares of the Pledged Stock and to give consents, waivers, and ratifications in respect thereof, provided that

1710,PledgeAgr/Borrower

no vote shall be cast or consent, waiver or ratification given or action taken which would violate or not comply with any of the terms and provisions of this Agreement. All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing. If there shall have occurred an Event of Default, the Pledgor hereby grants to Secured Party an irrevocable proxy coupled with an interest for the Pledged Stock pursuant to which proxy Secured Party shall be entitled to vote or consent in its discretion and in such event the Pledgor agrees to deliver to Secured Party such further evidence of such proxy as Secured Party may request.

                    SECTION 5. DIVIDENDS AND OTHER DISTRIBUTIONS

                    (a) All cash dividends payable in respect of the Pledged Stock shall be paid to Secured Party and Secured Party shall be entitled to receive directly, and to retain as part of the Collateral all cash dividends and shall also be authorized to receive and retain as part of the Collateral:

                                        (i) other or additional stock or securities or property (other than cash) paid or distributed by way of dividend in respect of the Pledged Stock;

                                        (ii) all other or additional (or less) stock or any other securities or property (including cash) paid or distributed in respect of the Pledged Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement;

                                        (iii) all other or additional stock or other securities or property (including cash) which may be paid or distributed in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

                    SECTION 6. EVENTS OF DEFAULT

                    The occurrence of any one (1) or more of the following events (herein sometimes referred to as "Events of Default") shall constitute a default hereunder, and all such Events of Default are individually and collectively included in the term "Default" as used herein:

                    (a) If the Pledgor shall fail to duly perform, comply with or observe any of the terms, covenants and provisions of this Agreement; or

                    (b) If the Pledgor wishes to sell the Pledged Stock to a third party; or

                    (c) If the Borrower shall make a general assignment for the benefit of creditors or shall generally not be paying its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated insolvent, or shall file any petition or answer seeking for itself, or consenting to, or acquiescing in, any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer or other pleading admitting or shall fail to deny or contest the material allegations of a petition filed against it in any such proceeding, or shall seek, or consent to or acquiesce in, the appointment of any custodian, trustee, receiver or liquidator of the Borrower or Pledgor or any part of its or his property, or the Borrower, or its directors or stockholders shall take any corporate action looking to the liquidation or dissolution of the Borrower or an order for relief under the Bankruptcy Code is entered against Borrower or Pledgor.

                    SECTION 7. REMEDIES UPON DEFAULT

                    In case an Event of Default shall have occurred and be continuing, Secured Party shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by law or otherwise including, without limitation, those of a secured party under the Uniform Commercial Code) for the protection and enforcement of its rights in respect of the Collateral, and Secured Party shall be entitled, without limitation:

1710,PledgeAgr/Borrower

                    (a) to transfer and register all or any part of the Pledged Stock into Secured Party's name or the name of its nominee or nominees;

                    (b) to vote all or any part of the Pledged Stock (whether or not transferred or registered into the name of Secured Party) and give all consents, waivers and ratifications in respect thereof and otherwise act with respect to the Collateral as though it were the outright owner thereof pursuant to the proxy granted heretofore in Section 4 hereof;

                    (c) to purchase upon no less than five (5) days' prior notice to Pledgor all of the Pledged Stock in consideration of the settlement in full of Borrower’s and its subsidiary, K-Troniks Asia Ltd.’s outstanding payables to Secured Party. Upon such purchase, disposition, and transfer of shares, Secured Party shall have the right to deliver, assign and transfer to itself the Pledged Stock and Borrower and Pledgor shall assign forthwith any intellectual property belonging to them relating to manufacture of electronic ballasts including regulatory certifications such as UL and CSA, trademark and tradename. Secured Party shall thereafter hold the Pledged Stock free from any claim or right of whatever kind. Borrower’s liabilities to third parties are specifically not assigned to or assumed by Secured Party and continue to be the liabilities of the Borrower. The Pledgor specifically waives all rights of redemption, stay or appraisal which it had or may have under any rule of law or statute now existing or hereafter adopted.

                    Secured Party shall not be obligated to offer for sale the Pledged Stock at any public or private sale. The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Pledged Stock, or any partial sale or other disposition of the Pledged Stock, the Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure the same.

                    SECTION 8. REMEDIES, ETC. CUMULATIVE

                    Each right, power and remedy of Secured Party provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by Secured Party of any one (1) or more of the rights, powers or remedies provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Secured Party of all such other rights, powers or remedies, and no failure or delay on the part of Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof.

                    SECTION 9. FURTHER ASSURANCES

                    The Pledgor at his expense will execute, acknowledge and deliver all such instruments and take all such action as the Secured Party may request in order further to effectuate the purposes of this Agreement and to carry out the terms thereof.

                    SECTION 10. SECURED PARTY'S DUTIES, ETC.

                    Secured Party shall have no duty or any obligation to take any steps to protect, preserve or enforce any rights under the Collateral. Secured Party shall exercise reasonable care in the custody and preservation of the Collateral in its possession to the extent required by applicable statute, and shall be deemed to have exercised reasonable care if it takes such action for that purpose as the Pledgor shall reasonably request in writing; but no omission to do any act so requested by the Pledgor shall be deemed a failure to exercise reasonable care.

                    SECTION 11. NOTICES, ETC.

1710,PledgeAgr/Borrower

                    All notices hereunder shall be in writing and shall be delivered or mailed by certified mail, return receipt requested, postage prepaid, addressed if to the Pledgor or the Secured Party at their respective address set forth in the preamble to this Agreement or at such other address as they may notify the other in writing.

                    SECTION 12. MISCELLANEOUS

                    (a) This Agreement may be changed, waiver, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

                    (b) The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

                    (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                    (d) This Agreement may be executed by the parties hereto in two (2) or more counterparts, each of which shall be an original and all of which shall together constitute one and the same Agreement.

                    (e) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

                    (f) PLEDGOR WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER OR RELATED TO THIS AGREEMENT.

                    IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed and delivered as of the date first above written.

PLEDGOR: K-TRONIK INTERNATIONAL CORP. Per:____________________________ Robert Kim, President

1710,PledgeAgr/Borrower

Schedule A

Certificate #	# of Shares

Number 3	100 common

1710,PledgeAgr/Borrower